As filed with the Securities and Exchange Commission on May 11, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQT GP Holdings, LP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4922 (Primary Standard Industrial Classification Code Number)	30-0855134 (I.R.S. Employer Identification Number)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(412) 553-5700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Philip P. Conti

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(412) 553-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Davidson Mollie H. Duckworth Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002-4995 Telephone: (713) 229-1234	David P. Oelman Michael S. Telle Vinson & Elkins L.L.P. First City Tower 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 Telephone: (713) 758-2222

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒       333-202053

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (1)(3)	Amount of Registration Fee (4)
Common units representing limited partner interests	3,450,000	$27.00	$93,150,000	$10,824.03

(1)          Represents only the additional number of common units being registered and includes 450,000 additional common units that may be sold upon the exercise of the underwriters’ option to purchase additional common units.  Does not include the securities that the registrant previously registered on the registration statement on Form S-1, as amended (File No. 333- 202053).

(2)         Based on the initial public offering price.

(3)          In accordance with Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the registration statement on Form S-1, as amended (File No. 333-202053), is hereby registered, which includes common units that may be sold upon the exercise of the underwriters’ option to purchase additional common units. The registrant previously registered 23,000,000 common units with a proposed maximum aggregate offering price of $552,000,000 on a registration statement on Form S-1, as amended (File No. 333-202053), which was declared effective by the Securities and Exchange Commission on May 11, 2015.

(4)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act, based on the proposed maximum aggregate offering price.

The registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, EQT GP Holdings, LP (Registrant) is filing this registration statement with the Securities and Exchange Commission (Commission).  This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-202053) (Amended Registration Statement), and which the Commission declared effective on May 11, 2015.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of common units offered by EQT Gathering Holdings, LLC by 3,450,000 units.  The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Amended Registration Statement.  The information set forth in the Amended Registration Statement and all exhibits to the Amended Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Rule 462(b) Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on May 12, 2015) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 11, 2015.

EQT GP Holdings, LP

By:	EQT GP Services, LLC,
its general partner

By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

*	Chairman, President and Chief	May 11, 2015
David L. Porges	Executive Officer
(Principal Executive Officer)

/s/ Philip P. Conti	Director, Senior Vice President and Chief Financial Officer	May 11, 2015
Philip P. Conti	(Principal Financial Officer)

*	Vice President, Finance and Chief Accounting Officer	May 11, 2015
Theresa Z. Bone	(Principal Accounting Officer)

*	Director	May 11, 2015
Lewis B. Gardner

*	Director	May 11, 2015
Steven T. Schlotterbeck

*	Director	May 11, 2015
Stephen A. Thorington

*By:	/s/ Philip P. Conti
Philip P. Conti
Attorney-in-fact

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EXHIBIT INDEX

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-202053), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith.

Exhibit Number	Description

5.1**

Opinion of Baker Botts L.L.P. (incorporated by reference to Exhibit 5.1 filed with Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202053) filed with the Commission on May 8, 2015)

8.1*	Opinion of Baker Botts L.L.P.

23.1*	Consent of Ernst & Young LLP

23.2**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

23.3*	Consent of Baker Botts L.L.P. (included in Exhibit 8.1)

24.1**

Powers of Attorney (included on the signature pages to the Registrant’s Registration Statement on Form S-1 (File No. 333-202053) initially filed with the Commission on February 12, 2015 and Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202053) filed on April 23, 2015)

* Filed herewith.

** Previously filed.

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